CHARYS HOLDINGS FILES 8K RESTATING RESULTS FOR YEAR ENDED APRIL 30, 2005 AND
                           QUARTER ENDED JULY 31, 2005


ATLANTA, -- Nov. 4, 2005, Charys Holding Company, Inc. (OTC Bulletin Board:
CHYS), a company focused on acquisitions within the high- growth Integrated Infrastructure Services sector, reported today that it has filed with the Securities and Exchange Commission Form 8-K, announcing its intention to amend Form 10-KSB for the fiscal year ended April 30, 2005 and Form 10-QSB for the quarter ended July 31, 2005.

On October 31, 2005, our Audit Committee, after consultation with our independent auditors, concluded that our previously issued consolidated financial statements for the fiscal year ended April 30, 2005 and the quarterly period ended July 31, 2005, as well as earnings releases and similar communications relating to such periods, should no longer be relied upon. We will restate the consolidated financial statements as previously reported by filing an amendment to our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2005 and by filing an amendment to our Quarterly Report on Form 10-QSB for the quarterly period ended July 31, 2005. Based on management's review, we believe that all errors were inadvertent and unintentional.

The amendment to our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2005 will contain adjustments that will affect revenue, assets and liabilities. As a result of these adjustments, goodwill and contingent acquisition liability will decrease by $2,679,180. Retained earnings will decrease by $905,000, which will be offset by an increase to paid-in capital by $905,000. Other income will decrease by $905,000. As result of these adjustments, there will be no net change to total shareholders' equity. Consolidated net earnings of $106,402 will decrease by $905,000 to a consolidated net loss of $798,598. These adjustments have no impact on consolidated cash flows as previously reported.

The amendment to our Quarterly Report on Form 10-QSB for the quarterly period ended July 31, 2005 will contain adjustments that reflect the effects of the adjustments described above which are required for the consolidated financial statements for the fiscal year ended April 30, 2005. Goodwill and contingent acquisition liability will decrease by $2,679,180. Retained earnings will decrease by $905,000, which will be offset by an increase to paid-in capital by $905,000. These adjustments will result in no net change to total shareholders' equity, and have no impact on consolidated net earnings or cash flows as previously reported.

A more complete description of the restatement of these transactions is contained in the Form 8-K filed today with the Securities and Exchange Commission.

Billy Ray, CEO of Charys Holdings Company, Inc., commenting on the filing of the Form 8-K indicated, "These inadvertent errors were unfortunate, however, the restatements will in no way impede our operating activities or the substantial growth we


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are currently experiencing.  We are on target to achieve the plan and milestones of rapid growth, both organically and through acquisitions that we have consistently and publicly articulated."

About Charys Holding Company, Inc.

Charys Holding Company, Inc. is pursuing a growth opportunity in the Technology Infrastructure Support and Services market through an acquisitions strategy, focusing on companies that have strong individual reputation, proven and underleveraged growth capability, and significant management commitment tied to Charys-wide synergies. Charys seeks to acquire stable, cash flow positive, small to medium-sized private companies engaged in providing direct services, outsourced services and infrastructure to medium and large enterprise businesses. Charys intends to operate these companies as independent subsidiaries, improving aggregate financial performance by influencing its subsidiaries to develop and leverage beneficial synergistic relationships. For more information, visit http://www.charys.com.
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Safe Harbor Statement Under The Private Securities Litigation Reform Act of
1995: The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur.

For further information, contact:
At the Company:
Charys Holding Company, Inc.
Ralph Delucia
(678) 443-2300
rdelucia@charys.com
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http://www.charys.com
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Investor Relations Counsel:
ROI Group Associates, Inc.
Robert Giordano
(212) 495-0200 ext. 10
rgiordano@roiny.com
-------------------
http://www.roiny.com
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__________________________
Source: Charys Holding Company, Inc.


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